The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement. Such information supersedes the information in all prior collateral term sheets, if any.

The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

	Harborview 2004-5	Loans with LTV>80.0
	VARIOUS CUTOFF DATES AND BALANCES

Total Current Balance:		18,082,432
Total Original Balance:		18,117,250
Number Of Loans:		74

				% of Aggregate
			Principal Balance	Principal Balance
		Number of	Outstanding as of	Outstanding as of
PMI Insurer:	Mortgage Loans		the Cutoff Date	the Cutoff Date
Radian		26	5,478,023.18	30.29
MGIC		17	4,171,812.95	23.07
United Guaranty		7	2,271,520.06	12.56
PMI		7	1,640,990.95	9.08
Republic		8	1,609,850.53	8.90
Commonwealth		2	1,035,800.00	5.73
Triad Guaranty Ins. Co.		4	963,336.92	5.33
GEMICO		2	529,700.00	2.93
No MI		1	381,397.09	2.11
Total		74	18,082,431.68	100.00